Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

March 2, 2004

United States Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549


Re:      Consent  to be  named  in  the  S-8  Registration  Statement  of  Asyst
         Corporation, a Utah corporation (the"Registrant"), SEC File No. 000-26753, to be filed on or about March 2, 2004, covering the registration of 4,300,000 shares of common stock to be issued under the 2004 Asyst Corporation Stock Compensation Plan.


Ladies and Gentlemen:

         We hereby consent to the use of our report for the year ended July 31, 2003, dated October 7, 2003 in the above-referenced Registration Statement.

Sincerely,



Mantyla McReynolds
Certified Public Accountants